      As filed with the Securities and Exchange Commission on May 20, 1997

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                            OAK HILL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

             Ohio                                        31-1010517
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                              14621 State Route 93
                              Jackson, Ohio 45640
             (Address of Registrant's principal executive offices)
                             ----------------------
                            OAK HILL FINANCIAL, INC.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)
                             ----------------------
              John D. Kidd, President and Chief Executive Officer
                            Oak Hill Financial, Inc.
                              14621 State Route 93
                              Jackson, Ohio 45640
                                 (614) 286-3283
           (Name, address and telephone number of agent for service)
                             ----------------------
                          Copies of Correspondence to:
                           H. Grant Stephenson, Esq.
                        Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215
                             ----------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum      Proposed Maximum          Amount of
Title of Securities               Amount to be           Offering Price      Aggregate Offering       Registration
 to be Registered                  Registered              Per Share*              Price*                 Fee*
-------------------------------------------------------------------------------------------------------------------
Common Stock,
 without par value.............         200,000             16.125                3,225,000              $977.00
-------------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Oak Hill Common Stock as reported on the Nasdaq National Market on May 16, 1997.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Oak Hill Common Stock, without par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Oak Hill Financial, Inc. Amended and Restated 1995 Stock Option Plan, as amended (the "Plan"), specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act are hereby incorporated herein by reference:

     1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, (filed March 31, 1997);

     2. Proxy Statement for the Annual Meeting of Shareholders held on April 29, 1997, (filed March 31, 1997);

     3.  Current Report on Form 8-K, dated April 28, 1997, (filed on May 6,
         1997); and

     4.  Form 10-QSB for the period ended March 31, 1997, (filed on May 15,
         1997).

         The descriptions of Oak Hill's Common Stock which are contained in Oak Hill's Form 8-A (Registration No. 0-26876) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

         All documents filed by Oak Hill, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The contents of the Form S-8 Registration Statement previously filed with the Securities and Exchange Commission by the Registrant on December 22, 1995, Registration No. 33-80741, are hereby incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Ohio, on May 19, 1997.

                                             OAK HILL FINANCIAL, INC.

                                             By: /s/ JOHN D. KIDD
                                                 ---------------------------
                                                     John D. Kidd, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                   TITLE                                      DATE
              ---------                                   -----                                      ----
     /s/ JOHN D. KIDD                        President,  Chief                          )      May 19, 1997
     --------------------------------        Executive Officer, Director                )
         John D. Kidd                        (Principal Executive Officer)              )
                                                                                        )
                                                                                        )
        *Evan E. Davis                       Chairman of the Board                      )      May 19, 1997
     --------------------------------
         Evan E. Davis                                                                  )
                                                                                        )
                                                                                        )
        *Richard P. LeGrand                  Executive Vice President and               )      May 19, 1997
     --------------------------------        Director                                   )
         Richard P. LeGrand
                                                                                        )
                                                                                        )
        *H. Tim Bichsel                      Secretary and Treasurer                    )      May 19, 1997
     --------------------------------
         H. Tim Bichsel                                                                 )
                                                                                        )
                                                                                        )
        *Barry M. Dorsey                     Director                                   )      May 19, 1997
     --------------------------------
         Barry M. Dorsey                                                                )
                                                                                        )
                                                                                        )
        *Rick A. McNelly                     Director                                   )      May 19, 1997
     --------------------------------
         Rick A. McNelly                                                                )
                                                                                        )
                                                                                        )
        *Donald R. Seigneur                  Director                                   )      May 19, 1997
     --------------------------------
         Donald R. Seigneur                                                             )
                                                                                        )
                                                                                        )
     /s/ H. GRANT STEPHENSON                 Director                                   )      May 19, 1997
     --------------------------------
         H. Grant Stephenson

      *C. Clayton Johnson                    Director                                   )      May 19, 1997
     ------------------------------
       C. Clayton Johnson                                                               )
                                                                                        )
                                                                                        )
*By  /s/ H. GRANT STEPHENSON                                                            )      May  19, 1997
     ------------------------------
         H. Grant Stephenson, Attorney-in-fact
           for each of the persons indicated

                                      II-4

                          Registration No. 333-_______
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------
                            OAK HILL FINANCIAL, INC.
                           --------------------------
                                    EXHIBITS
                           --------------------------

                                  EXHIBIT INDEX

                                                                                                   Pagination
                                                                                                       By
                                                                                                   Sequential
Exhibit                                           Exhibit                                           Numbering
Number                                          Description                                          System
-------                                         -----------                                        ----------
4(a)                 Oak Hill Financial, Inc. Amended and Restated 1995 Stock
                     Option Plan (Filed as an Appendix to the Proxy Statement
                     for the Annual Meeting of Shareholders held on April 29,
                     1997, filed on March 31, 1997 and incorporated herein by
                     reference).

4(b)                 Second Amended and Restated Articles of Incorporation of Oak Hill
                     Financial, Inc. (Exhibit 3(i) to Form SB-2 (File No. 33-96214), and
                     incorporated herein by reference).

4(c)                 First Amended and Restated Code of Regulations of Oak Hill Financial, Inc.
                     (Exhibit 3(ii) to Form SB-2 (File No. 33-96214), and incorporated herein by reference).

5          *         Opinion of Porter, Wright, Morris & Arthur regarding legality.

23(a)                Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 filed herewith).

23(b)      *         Consent of Grant Thornton LLP.

24         *         Powers of Attorney.

------------

* Filed with this Registration Statement